EXHIBIT 99.1

NEWS RELEASE DATED February 13, 2009

NEWS RELEASE

NetSol Technologies Reports Second Quarter
Fiscal Year 2009 Financial Results

EMERYVILLE, CA – February 13, 2009 -- NetSol Technologies Inc. “NetSol” (NASDAQ CM: NTWK) (DIFX: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced second quarter financial results for fiscal year 2009, for the period ended December 31, 2008.

First Half Fiscal 2009 Results

•	Revenues totaled $14.6 million, down 15% six months year-to-date

•	Service fees totaled $8.3 million year-to-date

•	License fees totaled $3.2 million year-to-date

•	Maintenance fees totaled $3.1 million year-to-date

•	Year-to-date GAAP net loss of $2.2 million, or a loss of $0.08 per fully diluted share, compared to GAAP net income of $1.3 million, or $0.05 per fully diluted share, in the year ago period

•	Year-to-date EBITDA of $0.4 million, or $0.02 per diluted share, versus EBITDA of $3.3 million, or $0.14 per diluted share, in the year ago period.

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “Our fiscal second quarter 2009 was highlighted by a strategic evolution and expansion of our global business service offerings around our core areas of excellence in order to better position NetSol to navigate the historic deceleration in the global economic environment. The decline in year-over-year financial results was primarily a result of the lengthening, or delay, of purchasing decisions for high value software licenses and business services, related to the global economic slowdown.  In response to the dramatic pullback within the global economy, we have taken steps to implement a range of streamlining and cost efficiency measures aimed at better aligning our resources to current business conditions.

“Strategically, our expansion into the vibrant and global SAP practice area through the acquisition of Ciena Solutions marked another major milestone in our long-term strategy and provides an entrée into one of the largest markets for information technology solutions and services within the industry. Our new U.S. based SAP Services Practice reflects the latest step forward in our expansion plans in the North American market. To adapt our execution to shifting end market conditions, we are also focusing on leveraging joint venture activities with international partners seeking to leverage our high quality, low cost offshore development capabilities as well as our CMMI Maturity Level 5 center of excellence. These potential joint venture opportunities would offer NetSol high quality recurring revenue streams, increased visibility, and long-term customer relationships.  Furthermore, we are expanding our efforts in what we see as more recession resistant market segments where NetSol has areas of expertise such as global BestShoring IT solutions, business process outsourcing and hospital software management systems.

“Subsequent to the end of the quarter, the Company signed a letter of intent to acquire a majority stake in ID Interactive, a private U.K. based company, in a proposed transaction aimed at extending NetSol’s software development capabilities into leading edge mobile technology and multimedia content delivery.  Overall, as we navigate these historic market conditions, we believe that the long-term need for our IT software and services remains intact and the strategic adaptations we are making today will help better position NetSol to outperform once market conditions improve,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $5.3 million for the second quarter of fiscal year 2009, representing a 37% decrease as compared to the $8.4 million in revenues reported for the same period a year ago.  Consolidated gross profit for the second quarter was approximately $1.4 million, or 27% of total revenues.

U.S. GAAP (Generally Accepted Accounting Principles) net loss for the second quarter of fiscal year 2009 was approximately $3.3 million, or a loss of $0.12 per diluted share, which compares to GAAP net income of $0.4 million or $0.02 per diluted share, in the same period of fiscal year 2008.  NetSol reported an EBITDA loss of $1.9 million, or a loss of $0.07 per diluted share, for the second quarter of fiscal year 2009 compared to EBITDA of $1.4 million, or $0.05 per diluted share, in the year ago period.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading "Reconciliation to GAAP."

Business Highlights

•
Invested in North American infrastructure, branding and market development building on the relocation of NetSol’s global headquarters to the San Francisco Bay area, supporting future growth in the world’s largest market for software and IT services.

•	NetSol acquires Ciena Solutions LLC bringing SAP Consulting Services into the NetSol Solutions portfolio.

•	SAP Solutions Practice joins the SAP® PartnerEdge(TM) program as an SAP services partner.

•
Nissan Financial Services Australia Pty Ltd went live with Netsol Technologies’ suite of financial products including licensing, customization and implementation of the NetSol Financial Suite (NFS) Credit Application Processing System (CAP), Contract Management System (CMS) for retail business operations and Wholesale Finance System (WFS) for wholesale finance management.

•
NetSol was awarded a major consulting services contract with a leading commercial bank located in the United Arab Emirates to provide consultancy services in the areas of information security and quality engineering.

•	NetSol signs Business Process Outsourcing agreement with the AJK Group to provide accounting services to the companies, trusts and foundations under the administration of AJK.

•	Signed healthcare and public sectors projects in Pakistan.

•	NetSol Financial Suite (NFS) of products expanded its platform to support the Alternative and Renewable Energy sector.

•	Dan Lee named to the role of NetSol Chief Financial Officer, to further strengthen corporate team.

•
NetSol University North America (NUNA), located at NetSol's new global headquarters, in Emeryville, California opens.  The current course curriculum for 2009 includes introductory and advanced instruction in all components of the NetSol Financial Suite, including LeasePak, Contract Management System (CMS), Wholesale Finance System (WFS) and Credit Application & Processing (CAP).

•
Annual NetSol Solutions Conference attended by more than 30 clients from around the world as the Company hosts a unique, interactive, customer forum focused on NetSol’s Financial Suite product offerings, BestShoring solutions, global business services, and client delivery initiatives.

Conference Call & Webcast Information

Following the distribution of the fiscal second quarter 2009 financial results, NetSol will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly financial and operational performance. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available on the investor relations section of the NetSol corporate website at www.netsoltech.com. Telephone access to the conference call will be available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 311773. An archived replay of the conference webcast will also be available on the investor relations section of the NetSol corporate website at www.netsoltech.com.

About NetSol Technologies Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, hospital/healthcare information management systems (HIMS), SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Healthcare, Insurance, Energy, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Headquartered in Emeryville, California, NetSol Technologies has operations and offices in Adelaide, Dubai, Beijing, Bangkok, Lahore, and London.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com.

To join the NetSol Technologies, Inc. email communications list, visit:
http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0

Forward-Looking Statements
This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation  results,  including statements  regarding  the  Company  that  are  subject  to  certain  risks  and uncertainties  that could cause actual results to differ  materially  from those projected.  The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

# # #

Contacts:
NetSol Technologies, Inc.	Investor Relations
Dan Lee	Christopher Chu
Chief Financial Officer	Grayling
Phone: +1 510-250-8899	Phone: +1 646-284-9426

Financial Tables Follow
NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
		(Restated)		(Restated)
Net Revenues:
License fees	$647,979	$2,866,807	$3,177,787	$4,770,359
Maintenance fees	1,513,293	1,490,376	3,107,027	3,073,796
Services	3,109,737	4,049,287	8,287,162	9,215,552
Total revenues	5,271,009	8,406,470	14,571,976	17,059,707
Cost of revenues
Salaries and consultants	2,382,877	2,400,991	5,023,590	4,722,021
Travel	226,964	311,329	712,900	578,157
Repairs and maintenance	102,235	119,032	208,900	233,186
Insurance	59,073	85,110	91,912	123,755
Depreciation and amortization	532,429	271,729	1,083,754	530,636
Other	540,146	431,609	1,291,214	819,500
Total cost of sales	3,843,724	3,619,800	8,412,270	7,007,255
Gross profit	1,427,285	4,786,670	6,159,706	10,052,452
Operating expenses:
Selling and marketing	880,846	1,086,729	1,850,364	1,919,222
Depreciation and amortization	494,834	479,904	975,042	944,551
Bad debt expense	648,470	838	648,470	3,277
Salaries and wages	944,520	815,771	1,923,774	1,723,650
Professional services, including non-cash compensation	312,940	129,539	619,826	299,001
General and adminstrative	962,711	826,033	1,830,828	1,495,194
Total operating expenses	4,244,321	3,338,814	7,848,304	6,384,895
Income from operations	(2,817,036)	1,447,856	(1,688,598)	3,667,557
Other income and (expenses):
Gain (loss) on sale of assets	(14,960)	70	(180,698)	(32,153)
Interest expense	(296,578)	(189,142)	(500,470)	(422,946)
Interest income	40,895	41,575	68,836	75,438
Transaction gain (loss) on foreign currency	(195,030)	145,325	1,812,852	201,311
Other income and (expenses)	132,986	3,952	32,140	59,913
Total other income (expenses)	(332,687)	1,780	1,232,660	(118,437)
Net income (loss) before minority interest in subsidiary	(3,149,723)	1,449,636	(455,938)	3,549,120
Minority interest in subsidiary - restated	(32,062)	(977,248)	(1,661,823)	(2,129,356)
Income taxes	(50,855)	1,483	(58,037)	(30,958)
Net income (loss)	(3,232,640)	473,871	(2,175,798)	1,388,806
Dividend required for preferred stockholders	(33,876)	(40,368)	(67,752)	(111,525)
Net income (loss) applicable to common shareholders	(3,266,516)	433,503	(2,243,550)	1,277,281
Other comprehensive income (loss):
Translation adjustment - restated	(962,258)	(538,248)	(3,857,568)	(431,333)
Comprehensive income (loss)	$(4,228,774)	$(104,745)	$(6,101,118)	$845,948

Net income (loss) per share:
Basic	$(0.12)	$0.02	$(0.08)	$0.06
Diluted	$(0.12)	$0.02	$(0.08)	$0.05
Weighted average number of shares outstanding
Basic	26,525,259	24,443,901	26,416,217	22,934,568
Diluted	27,417,262	27,712,335	27,308,220	26,203,002

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	June 30, 2008
	(Unaudited)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$5,416,302	$6,275,238
Certificates of deposit	100,859	-
Restricted cash	5,000,000	-
Accounts receivable, net of allowance for doubtful accounts	12,360,726	10,988,888
Revenues in excess of billings	8,381,596	11,053,042
Other current assets	2,252,715	2,406,407
Total current assets	33,512,198	30,723,575
Property and equipment, net of accumulated depreciation	9,768,890	10,220,545
Other assets, non current	516,406	822,672
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	10,888,876	10,837,856
Customer lists, net	1,726,637	1,732,761
Goodwill	9,439,285	9,439,285
Total intangibles	22,054,798	22,009,902
Total assets	$65,852,292	$63,776,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,465,444	$4,116,659
Current portion of loans and obligations under capitalized leases	6,090,445	2,280,110
Other payables - acquisitions	103,226	846,215
Unearned revenues	3,601,261	3,293,728
Due to officers	-	184,173
Dividend to preferred stockholders payable	55,065	33,508
Loans payable, bank	2,521,480	2,932,551
Total current liabilities	15,836,921	13,686,944
Obligations under capitalized leases, less current maturities	1,115,474	332,307
Convertible notes payable	5,849,306	-
Long term loans; less current maturities	530,421	411,608
Total liabilities	23,332,122	14,430,859
Minority interest	6,549,427	7,857,969
Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
1,920 issued and outstanding	1,920,000	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
26,513,987 issued and 26,285,491 outstanding as of December 31, 2008
25,545,482 issued and 25,525,886 outstanding as of June 30, 2008	26,514	25,545
Additional paid-in-capital	76,898,220	74,950,286
Treasury stock (228,496 and 19,596 shares)	(396,008)	(35,681)
Accumulated deficit	(35,315,253)	(33,071,702)
Stock subscription receivable	(658,904)	(600,907)
Common stock to be issued	101,665	1,048,249
Other comprehensive loss	(6,605,491)	(2,747,924)
Total stockholders' equity	35,970,743	41,487,866
Total liabilities and stockholders' equity	$65,852,292	$63,776,694

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months
	Ended December 31,
	2009	2007
		(Restated)
Cash flows from operating activities:
Net income (loss)	$(2,175,798)	$1,388,806
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,058,796	1,475,187
Provision for uncollectible accounts	648,470	3,277
Loss on sale of assets	180,698	32,153
Minority interest in subsidiary	1,661,823	2,129,356
Stock issued for services	159,867	15,000
Fair market value of warrants and stock options granted	89,700	24,320
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,563,977)	715,359
Increase in other current assets	1,344,525	(1,749,271)
Decrease in accounts payable and accrued expenses	106,229	(1,450,545)
Net cash provided by operating activities	510,333	2,583,642
Cash flows from investing activities:
Purchases of property and equipment	(1,551,217)	(1,556,424)
Sales of property and equipment	40,900	16,076
Payments of acquisition payable	(742,989)	(879,007)
Purchase of treasury stock	(360,328)	-
Short-term investments held for sale	(105,040)	-
Increase in intangible assets	(3,023,777)	(1,479,492)
Net cash used in investing activities	(5,742,451)	(3,898,847)
Cash flows from financing activities:
Proceeds from sale of common stock	150,000	1,500,000
Proceeds from the exercise of stock options and warrants	520,569	2,707,167
Purchase of subsidary shares	(250,000)	-
Proceeds from convertible notes payable	5,849,306	-
Proceeds from bank loans	3,618,590	2,702,454
Payments on bank loans	(138,975)	(323,488)
Bank overdraft	130,436	-
Payments on capital lease obligations & loans - net	(259,048)	(760,919)
Increase in restricted cash	(5,000,000)	-
Net cash provided by financing activities	4,620,878	5,825,214
Effect of exchange rate changes in cash	(247,696)	22,936
Net increase (decrease) in cash and cash equivalents	(858,936)	4,532,945
Cash and cash equivalents, beginning of period	6,275,238	4,010,164
Cash and cash equivalents, end of period	$5,416,302	$8,543,109

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(Unaudited)

	Three Months	Six Months
	Ended	Ended
	December 31, 2008	December 31, 2008

Net income, before preferred dividend, per GAAP	$(3,232,640)	$(2,175,798)
Income taxes	50,855	58,037
Depreciaiton and amortization	1,027,263	2,058,796
Interest expense	296,578	500,470
EBITDA income	$(1,857,944)	$441,505

Weighted average number of shares outstanding
Basic	26,525,259	26,416,217
Diluted	26,525,259	27,308,220

Basic EBITDA EPS	$(0.07)	$0.02
Diluted EBITDA EPS	$(0.07)	$0.02